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                                                                 Exhibit (d)(18)


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, dated as of September 1, 2000, by and between The Equitable Life Assurance Society of the United States, a New York Stock life insurance corporation (the "Manager"), and American Express Financial Corporation, a corporation organized under the laws of the state of Delaware ("Adviser").

         WHEREAS, EQ Advisors Trust ("Trust") is registered as an investment company under the Investment Company Act of 1940, as amended ("Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with such policies and contracts, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies and for qualified retirement plans ("Qualified Plans");

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and is the investment manager to the Trust;

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

         WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Adviser to render investment advisory and other services to the portfolios to be known as EQ/AXP New Dimensions Portfolio and EQ/AXP Strategy Aggressive Portfolio (each a "Portfolio" and collectively, the "Portfolios") in the manner and on the terms hereinafter set forth, which Portfolios are more particularly described in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A for the Trust filed with the Securities and Exchange Commission on May 30, 2000.

         NOW, THEREFORE, the Manager and the Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as investment adviser for each Portfolio, subject to the supervision and control of the Manager and the Trustees of the


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Trust, and in accordance with the terms and conditions of this Agreement. The
Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Adviser.

2.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. As investment adviser to the Portfolios, the Adviser will coordinate the investment and reinvestment of the assets of the Portfolios and determine the composition of the assets of the Portfolios, subject always to the supervision and control of the Manager and the Trustees of the Trust.

         B. As part of the services it will provide hereunder, the Adviser will:

                  (i) obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

                  (ii) formulate and implement a continuous investment program for the Portfolios;

                  (iii) take whatever steps are necessary to implement the investment program for the Portfolios by the purchase and sale of securities and other investments, including the placing of orders for such purchases and sales;

                  (iv) keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis of all material facts concerning the investment and reinvestment of the assets in the Portfolios, the Adviser and its personnel and operations, make regular and special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and will attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing,

                  (v) provide assistance in determining the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolios' net asset value in accordance with procedures and methods established by the Trustees of the Trust;

                  (vi) provide any and all information, records and supporting documentation about accounts the Adviser manages, if appropriate, that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolios that may be reasonably necessary, under applicable laws, to allow the Portfolios or their agent to present information concerning Adviser's prior performance in the Trust's Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Portfolios or their agent; and




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

                  (vii) cooperate with and provide reasonable assistance to the Manager, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information.

         C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time ("Trust Declaration"); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time ("By-Laws");
(iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act, with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended; (v) all other applicable state and federal securities and other laws; (vi) all regulations with respect to the foregoing; (vii) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust and provided in writing to the Adviser; and (viii) the written instructions of the Manager. The Manager shall provide the Adviser with current copies of the Trust Declaration, By-Laws, Prospectus, SAI, Compliance Manual and other applicable policies and procedures adopted from time to time by the Board of Trustees of the Trust. The Manager also shall provide the Adviser with draft copies of amendments to the Trust's Prospectus and/or SAI as they relate to the Portfolios, any amendments to the Compliance Manual and any policies and procedures adopted by the Board of Trustees of the Trust as they relate to the Portfolios.

         D. The Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and
(ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Adviser's duties under this Agreement.

         E. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Adviser is directed at all times to seek to execute brokerage transactions for the Portfolios (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Manager from time to time and provided to the Adviser or (ii) as described in the Trust's Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Portfolios, in the name of the Portfolios or its nominees, the Adviser shall use its best efforts to obtain for the Portfolios the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         F. Subject to the appropriate policies and procedures approved by the Board of Trustees and provided to the Adviser, the Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act") cause the Portfolios to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser and the Portfolios an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolios or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, the Manager or the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking the most favorable price and execution, the Board or Trustees or the Manager may cause the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment; or (ii) finance activities that are primarily intended to result in the sale of Trust shares.

         G. The Adviser may execute any and all transactions in Investments for the Portfolios with or through brokers or dealers that are affiliates of the Adviser so long as such transactions are executed in compliance with the 1940 Act and the rules promulgated thereunder, and the procedures and the guidelines of the Trust.

         H. On occasions when an Adviser deems the purchase or sale of a security to be in the best interest of the Portfolios as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner such Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

         I. The Adviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

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         J. The Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to the Portfolios' securities and exercise rights in corporate actions or otherwise.

3.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser an advisory fee with respect to each Portfolio as specified in Appendix A to this Agreement. Payments shall be made to the Adviser on or about the fifth day of each month; however, this advisory fee will be calculated daily for each Portfolio based on the net assets of each Portfolio on each day and accrued on a daily basis.

4.       MANAGER'S REPRESENTATIONS AND WARRANTIES

         The Manager represents that to the best of its knowledge, the Manager, the Trust and the Portfolios are in compliance with all applicable laws and regulations. This representation survives the execution of this Agreement.

5.       LIABILITY AND INDEMNIFICATION

         (a) Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser, any of its affiliates and any of the officers, directors, employees, consultants or agents thereof shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolios, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder; (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolios or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein; or (iii) any violation of federal or state statutes or regulations by the Adviser. It is further understood and agreed that the Adviser may rely upon information furnished to it from the Manager that it reasonably believes to be accurate and reliable. The federal securities laws impose liabilities in certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver of limitation of any rights which the Manager may have under any securities laws.

         (b) Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolios, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder; (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolios or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Adviser Indemnities for use therein, or (iii) any violation of federal or state statutes or regulations by the Manager or the Trust.

         (c) After receipt by the Manager or Adviser, its affiliates, or any partner, officer, director, employee or agent of any of the foregoing, entitled to indemnification as stated in (a) or (b) above ("Indemnified Party") of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this section ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable after the summons or other first written notification giving information of the nature of the claim has been served upon the Indemnified Party; provided that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability under this section, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel satisfactory to the indemnified Party to represent the Indemnified Party in the proceeding, and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and

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representation by both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

6.       NON-EXCLUSIVITY

         The services of the Adviser to the Manager, the Portfolio and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

         The Manager recognizes that the Adviser and its affiliates may give advice and take action in the performance of duties to other clients that may differ the advice given, or the timing and nature of action taken, with respect to the Portfolios, and that the Adviser and its affiliates may trade and have positions in investments of issuers in which the Portfolios may own equivalent or related investments of such issuers, and where action may or may not be taken or recommended for the Portfolios. Nothing in this Agreement shall be deemed to impose upon the Adviser or its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Portfolios, any securities or any other property which the Adviser or its affiliates may purchase, sell or hold for their own accounts or the account of any other client. By reason of their various activities, the Adviser and its affiliates may from time to time acquire information about various companies and their securities. The Manager recognizes that the Adviser may not always be free to divulge such information, or to act upon it.

7.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may from time to time employ or associate with itself any person it believes to be particularly fitted to assist it in providing the services to be performed by such Adviser hereunder, provided that no such person shall perform any services with respect to the Portfolios that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto.



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

8.       REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may reasonably request or require pursuant to applicable laws and regulations.

9.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit them to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein; provided, however, that the Adviser shall be permitted to retain copies. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or self-regulatory organizations or in response to a summons or subpoena or otherwise required to be disclosed by law.

10.      DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Portfolio on the later of the date of its execution or the date of the commencement of the Portfolio. This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

11.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) day's prior written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) day's prior written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned or terminates for any other reason, (iii) in the event the Manager or Adviser files a voluntary petition in bankruptcy or for reorganization or is the subject of an involuntary petition in bankruptcy for liquidation or reorganization, or (iv) in the event the Manager or Adviser has a receiver, liquidator, or trustee appointed over its affairs. Prior notice of the



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assignment or termination of the Investment Management Agreement between the
Manager and the Trust will be provided to the Adviser. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party [in material breach of this Agreement] cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

12.      PROVISION OF CERTAIN INFORMATION BY ADVISER AND MANAGER

         The Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

         A. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or

         C. the chief executive officer or controlling stockholder of the Adviser or the portfolio managers responsible for the Portfolios of the Adviser changes or there is otherwise an actual change in control or management of the Adviser.

         The Manager will promptly notify the Adviser in writing of the occurrence of any of the following events:

         A. the Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or

         C. the chief executive officer or controlling stockholder of the Manager changes or there is otherwise an actual change in control or management of the Manager.

13.      USE OF ADVISER'S NAME

         The parties agree that the name of the Adviser, the names of any affiliates of the Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Adviser and its affiliates. In connection with the Portfolios, the Manager and the Trust shall have the right to use the name(s), derivatives, logos, trademarks or service marks or trade names as specified in Appendix B with the prior



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

written approval of the Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

         Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Trust agree that they will review with the Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Adviser may review the context in which it is referred to, it being agreed that the Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Manager or the Trust makes any unauthorized use of the Adviser's names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Adviser shall be entitled to injunctive relief.

         During the term of this Agreement, the Adviser may request that the Manager submit samples of any materials bearing its name, the name of any affiliates of the Adviser, or any derivative or logo or trademark or service mark or trade name which were previously approved by the Adviser but, due to changed circumstances, the Adviser may wish to reconsider. If, on reconsideration, such samples fail to meet the written approval of the Adviser, then the Manager shall cease distributing within a reasonable time such disapproved materials. The Adviser's approval shall not be unreasonably withheld.

14.      INFORMATION ABOUT THE ADVISER

         The Adviser is a registered investment adviser under the Advisers Act. The Adviser's investment advisory procedures and activities are described in
Part II of the federal Form ADV, which is delivered to the Manager with this Agreement. Receipt of the Adviser's Form ADV is hereby acknowledged by the signing of this Agreement by the Manager.

15.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended in a writing signed by both the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been



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

approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all the Portfolios of the Trust.

16.      ASSIGNMENT

         No assignment (as that term is defined in the Investment Company Act) shall be made by the Adviser without the prior written consent of the Trust and the Manager.Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Adviser agrees that it will notify the Trust and the Manager of any changes in its directors, or executive officers, portfolio managers managing the Portfolios or other key employees related to the Portfolios within a reasonable time thereafter.

17.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolios.

18.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

19.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

20.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

21.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.



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

22.      INTERPRETATION

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

23.      AUTHORIZATION

         Each party hereto represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by such party and when so executed and delivered, this Agreement will be the valid and binding obligation of such party in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

THE EQUITABLE LIFE ASSURANCE                   AMERICAN EXPRESS FINANCIAL
SOCIETY OF THE UNITED STATES                   CORPORATION


By:                                            By:
    -----------------------------------           ------------------------------
    Brian S. O'Neil                               Name
    Executive Vice President                      Title

                                   APPENDIX A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                     AMERICAN EXPRESS FINANCIAL CORPORATION


Portfolio                                     Annual Advisory Fee
---------                                     -------------------
EQ/AXP New Dimensions Portfolio               .50% of the Portfolio's average daily net assets up
                                              to and including $150 million; .45% of the
                                              Portfolio's average daily net assets over $150
                                              million up to and including $300 million; and .35%
                                              of the Portfolio's average daily net assets over
                                              $300 million.

EQ/AXP Strategy Aggressive Portfolio          .50% of the Portfolio's average daily net assets up
                                              to and including $150 million; .45% of the
                                              Portfolio's average daily net assets over $150
                                              million up to and including $300 million; and .35%
                                              of the Portfolio's average daily net assets over
                                              $300 million

                                   APPENDIX B


                     AMERICAN EXPRESS FINANCIAL CORPORATION
     (provided this name shall only be used in reference to the provision of investment advice to the Portfolios)


                    AXP, New Dimensions, Strategy Aggressive
       (provided these names may only be used in the context of EQ/AXP New
                   Dimensions and EQ/AXP Strategy Aggressive)





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